Exhibit 99.1

News Release	Williams Partners L.P. (NYSE: WPZ) One Williams Center Tulsa, OK 74172 800-600-3782 www.williamslp.com
DATE: Sept. 16, 2010

MEDIA CONTACT:	INVESTOR CONTACT:
Jeff Pounds	Sharna Reingold
(918) 573-3332	(918) 573-2078
Williams Partners Updates Earnings, Capital Expenditure Guidance
for 2010-12
TULSA, Okla. – Williams Partners L.P. (NYSE: WPZ) today announced updates to its earnings and capital expenditure guidance for 2010-12.
Steve Malcolm, chief executive officer of the general partner of Williams Partners, will discuss the updated guidance in his presentation today at the Barclays Capital CEO Energy-Power Conference. His presentation is available for download at www.williams.com/investors.
“Although we are adjusting our earnings guidance to reflect a somewhat less favorable commodity price market, we are still forecasting steady growth for Williams Partners,” Malcolm said. “Gas pipeline and the fee-based portion of our midstream business provide a stable base of earnings and cash flow, and we have a solid portfolio of growth opportunities in both businesses.”
The new earnings guidance for 2010-12 reflects lower expected natural gas liquid (NGL) margins. The partnership’s updated assumptions for certain energy commodity prices for 2010-12 and the corresponding guidance for earnings, distributable cash flow and capital expenditures are displayed in the following table.

Commodity Price Assumptions and Average NGL Margins
As of Sept. 16, 2010

	2010						2011						2012
	Low		Mid		High		Low		Mid		High		Low		Mid		High

Natural Gas ($/MMBtu):
NYMEX	$4.35		$4.65		$4.95		$4.00		$5.00		$6.00		$4.30		$5.40		$6.50
Rockies	$3.80		$4.05		$4.30		$3.50		$4.40		$5.30		$3.90		$4.85		$5.80
San Juan	$3.95		$4.20		$4.45		$3.60		$4.50		$5.40		$3.95		$4.95		$5.95

Oil / NGL:
Crude Oil — WTI ($ per barrel)	$73		$78		$83		$65		$80		$95		$67		$82		$97
Crude to Gas Ratio	16.8	x	16.8	x	16.8	x	15.8	x	16.0	x	16.3	x	14.9	x	15.3	x	15.6	x
NGL to Crude Oil Relationship (1)	52%		51%		49%		52%		53%		53%		52%		54%		55%

Average NGL Margins ($ per gallon)	$0.49		$0.51		$0.53		$0.46		$0.58		$0.70		$0.42		$0.56		$0.69
Williams Partners Guidance
Amounts are in millions except coverage ratio.

	Low		Mid		High		Low		Mid		High	Low		Mid		High

DCF attributable to partnership ops. (2) (3)	$990		$1,035		$1,080		$1,150		$1,325		$1,500	$1,275		$1,500		$1,725

Total Cash Distribution (3)	$857		$857		$857		TBD		TBD		TBD	TBD		TBD		TBD

Cash Distribution Coverage Ratio (2) (3)	1.2	x	1.2	x	1.3	x	1.2	x	1.3	x	1.5x	1.3	x	1.5	x	1.7	x

Adjusted Segment Profit (2):
Gas Pipeline	$610		$635		$660		$650		$670		$690	$675		$695		$715
Midstream	750		788		825		750		913		1,075	825		1,050		1,275

Total Adjusted Segment Profit	$1,360		$1,423		$1,485		$1,400		$1,583		$1,765	$1,500		$1,745		$1,990

Adjusted Segment Profit + DD&A:
Gas Pipeline	$950		$985		$1,020		$1,000		$1,030		$1,060	$1,035		$1,065		$1,095
Midstream	965		1,013		1,060		985		1,158		1,330	1,060		1,295		1,530

Total Adjusted Segment Profit + DD&A	$1,915		$1,998		$2,080		$1,985		$2,188		$2,390	$2,095		$2,360		$2,625

Capital Expenditures:
Maintenance	$315		$335		$355		$355		$390		$425	$310		$370		$430
Growth	1,070		1,185		1,300		475		615		755	495		610		725

Total Capital Expenditures	$1,385		$1,520		$1,655		$830		$1,005		$1,180	$805		$980		$1,155

(1)	This is calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.

(2)	Distributable Cash Flow, Cash Distribution Coverage Ratio and Adjusted Segment Profit are non-GAAP measures. Reconciliations to the most relevant measures included in GAAP are attached to this news release. Also, the Cash Distribution Coverage ratio in the chart for 2011-12 is based on the Cash Distribution per LP unit level for 2Q 2010 of $0.6725 per quarter.

(3)	For 2010, this amount includes distributable cash flow and total cash distributions for the assets acquired in February 2010 for the period Feb. 1 through Dec. 31. These numbers also assume cash distributions at the current per-unit level.
Definitions of Non-GAAP Financial Measures
This press release includes certain financial measures, Distributable Cash Flow, Cash Distribution Coverage Ratio and Adjusted Segment Profit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.

For Williams Partners L.P., Adjusted Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Adjusted Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
For Williams Partners L.P. we define Distributable Cash Flow as net income plus depreciation, amortization and accretion and cash distributions from our equity investments less our earnings from our equity investments, distributions to noncontrolling interests and maintenance capital expenditures. We also adjust for payments and/or reimbursements under an omnibus agreement with Williams and certain other items. Total Distributable Cash Flow is reduced by any amounts associated with operations, which occurred prior to our ownership of the underlying assets to arrive at Distributable Cash Flow attributable to partnership operations.
For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). This measure reflects the amount of Distributable Cash Flow relative to our cash distribution. We have also provided this ratio calculated using the most directly comparable GAAP measure, net income.
This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Adjusted Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 12 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 80 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 or http://www.b2i.us/irpass.asp?BzID=630&to=ea&s=0 to join our email list.
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Portions of this document may constitute “forward-looking statements” as defined by federal law. Although the partnership believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the partnership’s annual reports filed with the Securities and Exchange Commission.

Non-GAAP Reconciliation
Forecast Segment Profit Guidance – Reported to Adjusted

	2010 Guidance			2011 Guidance			2012 Guidance
Dollars in millions	Low	Midpoint	High	Low	Midpoint	High	Low	Midpoint	High
Reported Segment Profit:
Midstream	761	799	836	750	913	1,075	825	1,050	1,275
Gas Pipeline	620	645	670	650	670	690	675	695	715

Total Reported Segment Profit	1,381	1,444	1,506	1,400	1,583	1,765	1,500	1,745	1,990

Adjustments:
Involuntary conversion gain related to Ignacio	(4)	(4)	(4)	—	—	—	—	—	—
Involuntary conversion gain related to Hurricane Ike	(7)	(7)	(7)	—	—	—	—	—	—

Total Adjustments Midstream	(11)	(11)	(11)	—	—	—	—	—	—

Gain on sale of base gas from Hester storage field	(8)	(8)	(8)	—	—	—	—	—	—
Unclaimed property assessment accrual	(2)	(2)	(2)	—	—	—	—	—	—

Total Adjustments Gas Pipeline	(10)	(10)	(10)	—	—	—	—	—	—

Total Adjustments	(21)	(21)	(21)	—	—	—	—	—	—

Adjusted Segment Profit:
Midstream	750	788	825	750	913	1,075	825	1,050	1,275
Gas Pipeline	610	635	660	650	670	690	675	695	715

Total Adjusted Segment Profit	1,360	1,423	1,485	1,400	1,583	1,765	1,500	1,745	1,990

Non-GAAP Reconciliation
Forecast Net Income and Distributable Cash Flow

	2010 Guidance						2011 Guidance						2012 Guidance
Dollars in millions	Low		Midpoint		High		Low		Midpoint		High		Low		Midpoint		High
Net Income	890		950		1,010		890		1,083		1,275		1,000		1,263		1,525
D D & A	555		575		595		585		605		625		595		615		635
Maintenance Cap Ex	(315)		(335)		(355)		(355)		(390)		(425)		(310)		(370)		(430)
Partial Year Adjustment	(143)		(143)		(143)		—		—		—		—		—		—
WMB Indemnity	5		5		5		30		30		30		—		—		—
Other / Rounding	(2)		(17)		(32)		—		(3)		(5)		(10)		(8)		(5)

Distributable Cash Flow	990		1,035		1,080		1,150		1,325		1,500		1,275		1,500		1,725

Cash Distributions	857		857		857		TBD		TBD		TBD		TBD		TBD		TBD

Distribution Coverage (1)	1.2	x	1.2	x	1.3	x	1.2	x	1.3	x	1.5	x	1.3	x	1.5	x	1.7	x

Net Income / Cash Distributions (1)	1.0	x	1.1	x	1.2	x	0.9	x	1.1	x	1.3	x	1.0	x	1.2	x	1.5	x

(1)	Calculations based on announced current 2010 cash distribution level of $0.6725 / quarter.